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EXHIBIT 99

ORIENT-EXPRESS HOTELS ANNOUNCES THIRD QUARTER AND NINE MONTHS RESULTS.
THIRD QUARTER NET EARNINGS UP 40% OVER PRIOR YEAR.

        Hamilton, Bermuda, November 3, 2004.    Orient-Express Hotels Ltd. (NYSE: OEH, www.orient- express.com), owners of 46 deluxe hotel, restaurant, tourist train and river cruise properties (38 of which it manages) in 21 countries, today announced its results for the third quarter and nine months ended September 30, 2004.

        For the quarter net earnings were $11.5 million ($0.34 per common share) on revenue of $103 million, an increase of 40% over net earnings of $8.2 million in the year earlier period. Earnings per common share were up 26% and revenue was up 13% over the third quarter of 2003.

        Net earnings for the nine months were $19.8 million ($0.58 per common share) on revenue of $273.3 million, an increase of 32% over net earnings of $15 million in the year earlier period. Earnings per common share were up 18% and revenue was up 12% over the first nine months of 2003.

        Mr. James B. Sherwood, Chairman, said the results indicate the pace of recovery of the company's earnings has increased compared with that of the second quarter. He said if anything the underlying results are understated because of hurricanes which brushed near the company's resorts in St. Martin and the Yucatan, and New Orleans where Hurricane Ivan caused a loss of business equal to two cents per share in earnings for the quarter when two city-wide conventions were cancelled.

        He indicated that European hotels had performed strongly in the quarter with EBITDA of $19.6 million, compared with $16.6 million in the prior year period (excluding the Hotel Quinta do Lago which was sold last November), an improvement of 18%. South Pacific hotels reported an EBITDA of $1.1 million compared with breakeven a year earlier. Hotel results from all regions were ahead of the prior year period.

        Trains and Cruises had an EBITDA of $4.6 million in the quarter, up 140% over the prior year's EBITDA of $1.9 million.

        Operating results of Pansea hotels in southeast Asia increased threefold in the quarter and 150% in the nine months to $0.7 million and $1.5 million respectively. Pansea results are not consolidated into the results of Orient-Express Hotels except to the extent of interest earned on the convertible loan to that company.

        "Not only are we seeing an across-the-board improvement in all our business segments, we continue to grow by acquisition and enhancement of existing properties. We expect to announce next week the acquisition of our first property on the U.S. West Coast as well as an addition to our Trains and Cruises business. A further major hotel acquisition may be concluded before year end or early next year," Mr. Sherwood said.

        "Investors may wish to keep in mind that one of the reasons we own our assets rather than act merely as a management company is that real estate values rise and those values can often be unlocked. Our St. Martin tourist village, marina and residential housing development is progressing to the point where we may see earnings already in late 2005. Land sales at Keswick are gaining pace".

        Mr. Simon M.C. Sherwood, President, said that average daily room rate of owned hotels in U.S. dollars was up 8% in the third quarter to $414 from $382 in the prior year period. Same store RevPAR in U.S. dollars was up 18% from $205 to $241. EBITDA margin for the quarter was 25% compared with 23% in the prior year period.

        He reviewed performance by region as follows:

        Europe.    EBITDA of owned hotels in Europe was $19.6 million compared with $16.6 million in the year earlier period (excluding the Hotel Quinta do Lago which was sold). All European hotels except Reid's Palace in Madeira registered solid gains while Reid's was flat compared with prior year. Madeira is suffering from access problems created by the Portuguese government's protection of the national airline TAP.

        North America.    EBITDA of owned hotels was $0.4 million compared with an EBITDA loss of $0.1 million in the year earlier period. This quarter is the low period for the company's hotels due to summer heat and lack of corporate business due to the summer holidays.

        Southern Africa.    EBITDA of owned hotels was $0.6 million compared with an EBITDA loss of $0.2 million in the prior year period. Both Orient-Express Safaris which encompass the company's three Botswana game lodges and the Westcliff in Johannesburg contributed to the improvement.

        South America.    EBITDA of owned hotels was $1.3 million compared with $1 million in the prior year. The Copacabana Palace Hotel in Rio de Janeiro was largely responsible for the improvement.

        South Pacific.    EBITDA of owned hotels was $1.1 million compared with breakeven in the prior year period. The largest gain came from the Bora Bora Lagoon Resort in French Polynesia where the major upgrade completed earlier this year has received acclaim from the travel agents and tour operators. Australian hotels were also ahead.

        Hotels management and part-ownership.    EBITDA was flat at $2.9 million compared with $3 million in the prior year period. The Ritz in Madrid underperformed vs. the prior year but outperformed its competitive set. Peruvian hotels and Charleston Place outpaced the prior year.

        Restaurants.    EBITDA was a loss of $0.4 million, a slight improvement over the loss of $0.5 million in the prior year period. "21" Club in New York traditionally incurs a loss in this period when New Yorkers, both business and resident, are on summer holiday, however, "21" Club's EBITDA for the nine months was $1 million ahead of the prior year period and the autumn season appears to be strong.

        Tourist trains and river cruises.    EBITDA was $4.6 million, a sparkling 140% improvement over the prior year period. The improvement was concentrated in the Venice Simplon-Orient-Express, the two U.K. based tourist trains (British Pullman and Northern Belle) and PeruRail, with similar gains for each of these units.

        Financial charges.    Depreciation in the quarter was $7.2 million compared with $6.7 million in the prior year period. Interest was $4.8 million compared with $4.6 million. Tax was $2.5 million compared with $1.6 million and central overhead was $4.1 million compared with $3.1 million.

        "Central costs have risen both through inflation and strengthening of the British pound against the U.S. dollar. Our main offices are located in London, England," Simon Sherwood said.

        "We are expecting continued improvement in the fourth quarter. The corporate market appears firm. We are particularly pleased with the strong performance from our European properties in the third quarter despite the lower number of arrivals from the U.S. due to the weak dollar and strong Euro and British pound. Taken together our European hotels and tourist trains were ahead by more than $5 million at the EBITDA level in the third quarter compared to the prior year period. Less than $2 million of this improvement was due to strengthening European currencies against the dollar".

        "For 2005 we look forward to substantial profit improvement from the recent doubling of rooms at the Inn At Perry Cabin, property sales at Keswick and La Samanna, increase of rooms at Maroma, completion of the upgrade of Lilianfels and acquisitions to be announced shortly. We also expect improved results from all our other properties if current trends continue, and we plan to open the Hotel Caruso in Ravello, Italy in time for the peak season next year."

        In 2004 the company paid a quarterly dividend on its common shares through the dividend paid on October 20. For 2005 the schedule will be amended slightly by paying the dividend in the second month of each calendar quarter rather than the first month as in 2004. The quarterly declaration and record dates in 2005 will be adjusted accordingly. This change allows the dividend to be recorded in the quarter when it is paid.

*    *    *

        Management believes that EBITDA (net earnings adjusted for interest, tax, depreciation and amortization) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. EBITDA is also a financial performance measure commonly used in the hotel and leisure industry. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

        This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment plans and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, realization of bookings and reservations as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency and property values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, shifting patterns of business travel and tourism and seasonality of demand, adverse local weather conditions, changing global and regional economic conditions, legislative, regulatory and political developments, and the discretion of the Board of Directors to pay dividends on common shares. Further information regarding these and other factors is included in the filings by the company and Sea Containers Ltd. with the U.S. Securities and Exchange Commission.

*    *    *

        Orient-Express Hotels will conduct a conference call tomorrow, November 4, 2004 at 9.30 AM (EST) which is accessible at 212 896 6018. A re-play of the conference call will be available until 5.00 PM (EST) Friday, November 12, 2004 and can be accessed by calling 800-633-8284 (International dial-in #: 1-402-977-9140) and entering reservation number 21211892. A re-play will also be available on the company's website: www.orient- express.com.

ORIENT-EXPRESS HOTELS LTD

Three Months ended September 30, 2004

SUMMARY OF OPERATING RESULTS

	Three months ended September 30
	2004	2003
	$'000—except per share amount
Revenue and earnings from unconsolidated companies
Owned hotels
—Europe	46,912	45,666
—North America	13,973	12,924
—Rest of World	18,009	13,212
Hotel management & part ownership interests	2,887	2,988
Restaurants	3,057	2,567
Trains & Cruises	18,130	13,776

Total(1)	102,968	91,133

Analysis of earnings:
Owned hotels
—Europe	19,644	19,048
—North America	367	(117)
—Rest of World	3,052	869
Hotel management & part ownership interests	2,887	2,988
Restaurants	(436)	(487)
Trains & Cruises	4,560	1,899
Central overheads	(4,142)	(3,126)

EBITDA	25,932	21,074
Depreciation & Amortization	(7,182)	(6,736)
Interest	(4,751)	(4,600)

Earnings before Tax	13,999	9,738
Tax	(2,504)	(1,558)

Net earnings on common shares	11,495	8,180

Earnings per common share, basic & diluted	0.34	0.27

Number of shares—millions	34.30	30.80

(1)
Comprises earnings from unconsolidated companies of $2,943,000 (2003: $2,641,000) and revenue of $100,025,000 (2003: $88,492,000).

ORIENT-EXPRESS HOTELS LTD

Three Months Ended September 30, 2004

SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Three months ended September 30
	2004	2003
Average Daily Rate (in U.S. dollars)
Europe	740	581
North America	260	253
Rest of World	235	211
Worldwide	414	382
Rooms Sold (thousands)
Europe	39	49
North America	31	30
Rest of World	43	35

Worldwide	113	114
RevPar (in U.S. dollars)
Europe	477	390
North America	156	151
Rest of World	122	88
Worldwide	240	210
			Change %
			Dollars	Local Currency
Same Store RevPAR (in U.S. dollars)
Europe	477	410	16%	6%
North America	149	149	0%	0%
Rest of World	122	88	39%	31%
Worldwide	241	205	18%	9%

ORIENT-EXPRESS HOTELS LTD

Nine Months ended September 30, 2004

SUMMARY OF OPERATING RESULTS

	Nine months ended September 30
	2004	2003
	$'000—except per share amount
Revenue and earnings from unconsolidated companies
Owned hotels
—Europe	96,046	96,637
—North America	53,434	49,778
—Rest of World	55,512	43,256
Hotel management & part ownership interests	10,571	10,010
Restaurants	13,195	10,757
Trains & Cruises	44,508	34,171

Total(1)	273,266	244,609

Analysis of earnings
Owned hotels
—Europe	29,452	30,875
—North America	9,382	8,829
—Rest of World	11,141	6,363
Hotel management & part ownership interests	10,571	10,010
Restaurants	1,534	660
Trains & Cruises	8,901	3,117
Central overheads	(11,556)	(9,029)

EBITDA	59,425	50,825
Depreciation & Amortization	(21,151)	(18,679)
Interest	(14,607)	(14,300)

Earnings before Tax	23,667	17,846
Tax	(3,867)	(2,855)

Net earnings on common shares	19,800	14,991

Earnings per common share, basic & diluted	0.58	0.49

Number of shares—millions	34.30	30.80

(1)
Comprises earnings from unconsolidated companies of $8,871,000 (2003: $6,454,000) and revenue of $264,395,000 (2003: $238,155,000).

ORIENT-EXPRESS HOTELS LTD

Nine Months Ended September 30, 2004

SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Nine months ended September 30
	2004	2003
Average Daily Rate (in U.S. dollars)
Europe	645	495
North America	321	313
Rest of World	235	223
Worldwide	373	346
Rooms Sold (thousands)
Europe	88	117
North America	104	99
Rest of World	134	114

Worldwide	326	330
RevPar (in U.S. dollars)
Europe	370	294
North America	210	205
Rest of World	127	100
Worldwide	217	189
			Change %
			Dollars	Local Currency
Same Store RevPAR (in U.S. dollars)
Europe	377	331	14%	3%
North America	212	204	4%	4%
Rest of World	128	98	30%	18%
Worldwide	218	189	15%	7%

ORIENT-EXPRESS HOTELS LTD

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(UNAUDITED)

	September 30 2004	December 31 2003
	$'000
Assets
Cash	$51,753	$81,347
Accounts receivable	35,940	28,060
Due from related parties	15,020	10,737
Prepaid expenses and other	14,111	11,717
Inventories	26,972	26,115

Total current assets	143,796	157,976
Property plant & equipment, net book value	844,542	822,257
Investments	120,419	146,495
Goodwill	29,529	29,528
Other assets	19,311	12,969

	$1,157,597	$1,169,226

Liabilities and Shareholders' Equity
Working capital facilities	$20,071	$19,165
Accounts payable	18,979	18,830
Due to related parties	5,859	4,924
Accrued liabilities	46,499	40,409
Deferred revenue	21,992	12,617
Current portion of long-term debt and capital leases	67,945	51,271

Total current liabilities	181,345	147,216
Long-term debt and obligations under capital leases	437,626	502,917
Deferred income taxes	4,479	2,846
Minority interest	4,085	3,803
Shareholders' equity	530,062	512,444

	$1,157,597	$1,169,226

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  EXHIBIT 99
ORIENT-EXPRESS HOTELS ANNOUNCES THIRD QUARTER AND NINE MONTHS RESULTS. THIRD QUARTER NET EARNINGS UP 40% OVER PRIOR YEAR.
ORIENT-EXPRESS HOTELS LTD Three Months ended September 30, 2004 SUMMARY OF OPERATING RESULTS
ORIENT-EXPRESS HOTELS LTD Three Months Ended September 30, 2004 SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS
ORIENT-EXPRESS HOTELS LTD Nine Months ended September 30, 2004 SUMMARY OF OPERATING RESULTS
ORIENT-EXPRESS HOTELS LTD Nine Months Ended September 30, 2004 SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS
ORIENT-EXPRESS HOTELS LTD CONSOLIDATED AND CONDENSED BALANCE SHEETS (UNAUDITED)